Exhibit 15

ACCOUNTANTS’ ACKNOWLEDGEMENT

To the Board of Directors

Foot Locker, Inc.:

We hereby acknowledge our awareness of the use of our report dated September 11, 2013 related to our review of interim financial information in the following Registration Statements:

-	Form S-8 No. 33-10783
-	Form S-8 No. 33-91888
-	Form S-8 No. 33-91886
-	Form S-8 No. 33-97832
-	Form S-8 No. 333-07215
-	Form S-8 No. 333-21131
-	Form S-8 No. 333-62425
-	Form S-8 No. 333-33120
-	Form S-8 No. 333-41056
-	Form S-8 No. 333-41058
-	Form S-8 No. 333-74688
-	Form S-8 No. 333-99829
-	Form S-8 No. 333-111222
-	Form S-8 No. 333-121515
-	Form S-8 No. 333-144044
-	Form S-8 No. 333-149803
-	Form S-3 No. 33-43334
-	Form S-3 No. 33-86300
-	Form S-3 No. 333-64930
-	Form S-8 No. 333-167066
-	Form S-8 No. 333-171523
-	Form S-8 No. 333-190680

Pursuant to Rule 436(c) under the Securities Act of 1933 (the Act), such report is not considered a part of the registration statement prepared or certified by an independent registered public accounting firm or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.

/s/ KPMG LLP
New York, New York
September 11, 2013